CUSIP NO. 52517PC90

REGISTERED	PRINCIPAL AMOUNT: $8,670,000
No. R-1

LEHMAN BROTHERS HOLDINGS INC.

MEDIUM-TERM NOTE, SERIES H

PRINCIPAL PROTECTED GLOBAL GROWTH BASKET FX-LINKED NOTE
DUE NOVEMBER 26, 2007

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM (A “CERTIFICATED NOTE”), THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & Co., or registered assigns, on the Stated Maturity Date, an amount equal to the Repayment Amount.  The Notes do not bear interest. No payments on the Notes will be made until the Stated Maturity Date.

The “Stated Maturity Date” is November 26, 2007, or if such day is not a Business Day, on the next following Business Day, provided that if the Valuation Date for any Basket Currency is postponed as described below, then the Maturity Date will be two Business Days following the latest postponed Valuation Date.

The Repayment Amount, for each $1 principal amount of the Notes represented hereby, is the amount equal to the sum of (a) $1 plus (b) the Additional Amount.

The “Additional Amount”, for each $1 principal amount of the Notes represented hereby, equals 450% times the greater of (i) zero and (ii) the Basket Value.

The “Basket Currencies” are the Australian Dollar (AUD), Canadian Dollar (CAD), Swedish Kroner (SEK), Norwegian Kroner (NOK), Euro (EUR) and Swiss Franc (CHF).

The “Basket Value” equals the sum of:

(i) a quotient, the numerator of which is 0.342607 and the denominator of which is the Final Currency Value for AUD plus

(ii) a quotient, the numerator of which is 0.298175 and the denominator of which is the Final Currency Value for CAD plus

(iii) a quotient, the numerator of which is 2.060950 and the denominator of which is the Final Currency Value for SEK plus

(iv) a quotient, the numerator of which is 1.672775 and the denominator of which is the Final Currency Value for NOK plus

(v) a quotient, the numerator of which is -0.428706  and the denominator of which is the Final Currency Value for EUR plus

(vi) a quotient, the numerator of which is -0.663350 and the denominator of which is the Final Currency Value for CHF.

The “Final Currency Value” of each Basket Currency equals the spot exchange rate between the applicable Basket Currency and the U.S. Dollar expressed as the amount of Basket Currency per U.S. Dollar for customary settlement in the interbank market for each Basket Currency on the Valuation Date, as reported by Reuters on the applicable page, or any substitute page, and at the approximate time set forth in the following table:

Basket Currency	Reuters Page	Rate	Applicable Currency Business Day
AUD	1FEE	Quotient, the numerator of which is 1 and the denominator of which is the daily spot rate reported under the heading “AUD” at 12:00 p.m. New York Time	New York
CAD	1FED	Daily spot rate reported under the heading “CAD” at 10:00 a.m. New York Time	New York
SEK	1FED	Daily spot rate reported under the heading “SEK” at 10:00 a.m. New York Time	New York
NOK	1FED	Daily spot rate reported under the heading “NOK” at 10:00 a.m. New York Time	New York
EUR	1FED	Quotient, the numerator of which is 1 and the denominator of which is the daily spot rate reported under the heading “EUR” at 10:00 a.m. New York Time	New York
CHF	1FED	Daily spot rate reported under the heading “CHF” at 10:00 a.m. New York Time	New York

The “Valuation Date” is, with respect to any Basket Currency, the latest Currency Business Day for that Basket Currency that is at least two Business Days prior to November 26, 2007, subject to postponement in the event of a Market Disruption Event.

A “Currency Business Day” is, with respect to any Basket Currency, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close (including for dealings in foreign exchange in accordance with the practice of the foreign exchange market) in the city listed above under “Applicable Currency Business Day” for that Basket Currency.

A “Business Day”, notwithstanding any provision in the Indenture, is any day that is not is not a Saturday or Sunday and that is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to be closed.

If no spot quotation is available for a Basket Currency from the applicable Reuters page described under “Final Currency Value” above or there occurs an event that generally makes it impossible to convert any of the Basket Currencies into U.S. dollars through customary legal channels, or to obtain a firm quote of any of the exchange rates between the Basket Currencies and the U.S. dollar on the Valuation Date, that, in the good faith determination of the Calculation Agent, affects the valuation of the Final Basket Value or the Company’s ability or any similarly situated party to hedge its exposure or to unwind all or a material portion of a hedge with respect to this Note (“Market Disruption Event”), then the Valuation Date for that Basket Currency will be postponed to the next succeeding Currency Business Day for that Basket Currency; provided, that if the Final Currency Value for any Basket Currency is not capable of calculation as of the next succeeding Currency Business Day because of an occurring or continuing Market Disruption Event, the Calculation Agent will determine the Final Currency Value for that Basket Currency taking into consideration all available information that in good faith it deems relevant.

Except as provided below, the Repayment Amount may, at the option of the Company, be made by check mailed to the person entitled thereto at such person’s address as it appears on the registry books of the Company.

Payment of the Repayment Amount will be made in immediately available funds upon surrender of this Note at the corporate trust office or agency of the Trustee (or any duly appointed Paying Agent) maintained for that purpose in the Borough of Manhattan, New York City (the “Corporate Trust Office”), provided that this Note is presented to the Trustee (or any such Paying Agent) in time for the Trustee (or any such Paying Agent) to make such payments in such funds in accordance with its normal procedures.

The Company will pay any administrative costs imposed by banks in making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the Holder hereof.

References herein to “U.S. dollars” or “U.S.$” or “$” are to the coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

IN WITNESS WHEREOF, Lehman Brothers Holdings Inc. has caused this instrument to be signed by its Chairman of the Board, its President, its Vice Chairman, its Chief Financial Officer, one of its Vice Presidents or its Treasurer, by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

Dated:  November 25, 2005

[SEAL]	LEHMAN BROTHERS HOLDINGS INC.

By:
Name:
Title:

Attest:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

CITIBANK, N.A.
as Trustee

By:
Authorized Officer

[REVERSE OF NOTE]

LEHMAN BROTHERS HOLDINGS INC.

MEDIUM-TERM NOTES, SERIES H

PRINCIPAL PROTECTED GLOBAL GROWTH BASKET FX-LINKED NOTE
DUE NOVEMBER 26, 2007

Section 1.  General.  This Note is one of a duly authorized series of Notes of the Company designated as the Medium-Term Notes, Series H, Principal Protected Global Growth Basket FX-Linked Note (herein called the “Notes”).  The Notes are one of an indefinite number of series of debt securities of the Company (collectively, the “Securities”) issued or issuable under and pursuant to an indenture dated as of September 1, 1987, as amended and supplemented (the “Indenture”), duly executed and delivered by the Company and Citibank, N.A., as Trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities.  The separate series of Securities may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions or repurchase rights (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided.

Section 2.  Principal Amount for Indenture Purposes.  For the purpose of determining whether Holders of the requisite amount of Notes of this series outstanding under the Indenture have made a demand, given a notice or waiver or taken any other action, the principal amount of this Note will be deemed to be the principal amount of this Note then outstanding.

Section 3.  Modification and Waivers.  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of each series of the Securities at the time Outstanding to be affected, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the Repayment Amount or the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or reduce any premium or other amount payable on redemption, or make the Repayment Amount or the principal amount thereof, premium or other amount payable, if any, or interest thereon payable in any coin or currency other than that hereinabove provided, without the consent of the Holder of each Security so affected, or (ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected.  It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series Outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of interest, if any, on the Repayment Amount or the principal amount, or premium, if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future holders and owners of this Note and any Notes of this series which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes of this series.

Section 4.  Obligations Unconditional.  No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Repayment Amount or the principal amount on this Note at the place, at the respective times, at the rate, and in the coin or currency herein prescribed.

Section 5.  Defeasance.  The Indenture contains provisions for the discharge of the Indenture and defeasance at any time of the indebtedness on this Note upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

Section 6.  Authorized Form and Denominations.  The Notes of this series are issuable in registered form, without coupons.  Each Note will be issued initially as either a Global Security or a Certificated Note, at the option of the Company, in denominations of $10,000 or whole multiples of $5,000, either at the office or agency to be designated and maintained by the Company for such purpose in the Borough of Manhattan, New York City, pursuant to the provisions of the Indenture or at any of such other offices or agencies as may be designated and maintained by the Company for such purpose pursuant to the provisions of the Indenture, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any tax or other governmental charges imposed in connection therewith.  Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, except that Global Securities will not be exchangeable for Certificated Notes of this series.

Section 7.  Registration of Transfer.  As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer, at the Corporate Trust Office or agency in a Place of Payment for this Note, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar requiring such written instrument of transfer duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository or if at any time the Depository shall no longer be eligible under the Indenture, the Company shall appoint a successor Depository.  If a successor Depository for the Notes of this series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will issue, and the Trustee will authenticate and deliver, Notes of this series in definitive form in an aggregate principal amount equal to the principal amount of this Note.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary.

Section 8.  Events of Default.  If an Event of Default with respect to Notes of this series shall occur and be continuing, the amount declared due and payable upon any acceleration of the Notes will be determined by the Calculation Agent and will equal the Repayment Amount calculated as though the maturity of the Notes were the date of early repayment in the manner and with the effect provided in the Indenture.  The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Repayment Amount calculated as though the date to which the maturity has been accelerated were the Stated Maturity Date as determined by the Calculation Agent.

Section 9.  No Recourse Against Certain Persons.  No recourse for the payment of the Repayment Amount or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any Indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Section 10.  Tax Treatment.  The Company agrees, and by acceptance of beneficial ownership interest in the Notes of this series, each Holder of such Notes will be deemed to have agreed, for United States federal income tax purposes, (i) to treat the Notes of this series as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the “Contingent Payment Regulations”) and (ii) to be bound by the Company’s determination of the “comparable yield” and “projected payment schedule,” within the meaning of the Contingent Payment Regulations, with respect to the Notes of this series.

Section 11.  Defined Terms.  All terms used but not defined in this Note are used herein as defined in the Indenture.

Section 12.  GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.